Exhibit 3.35

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE CONDUCT OF THE AFFAIRS OF BRIDGE CREEK TRUCKING LTD.

BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law. of BRIDGE CREEK TRUCKING LTD. (hereinafter called the “Corporation”) as follows:

DEFINITIONS:

1.                                  In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

a)                                      “Act” means The Business Corporations Act, R.S.S. 1978 c. B-10, as from time to time amended, and every statute that may be substituted therefore and, in the case of such amendment or substitution, any references in the by-laws of the Corporation shall be read as referring to the amended or substituted provisions therefore;

b)                                     “Articles” means the Articles attached to the Certificate of Incorporation or Continuance of the Corporation, as the case may be, as from time to time amended or restated;

c)                                      “By-law” means any by-law of the Corporation from time to time in force and effect;

d)                                     All terms contained in the by-laws and which are defined in the Act shall have the meanings given such terms in the Act;

e)                                      “the Directors”, “Board” and “Board of Directors” means the directors of the Corporation for the time being;

f)                                        “in writing” and “written” includes printing, typewriting, lithographing and other modes of representing or reproducing words in visible forms;

g)                                     words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trust and any number or aggregate of persons; and

h)                                     the headings used in the by-laws were inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

REGISTERED OFFICE

2.                                       The Corporation may from time to time.

i)                                         by resolution of the Board of Directors change the location of the registered office of the Corporation within the place in Saskatchewan designated as such by the Articles or by special resolution of the Corporation and

ii)                                      by special resolution change the municipality or geographic township in which its registered office is located to another place in Canada.

SEAL

3.                                       The seal of the Corporation shall be such as the Board of Directors may by resolution from time to time adopt.

EXECUTION OF CONTRACTS

4.                                       Contracts, documents or instruments in writing requiring execution by the corporation shall be signed by such persons as may from time to time be designated by the Board of Directors and all contracts, documents or instruments in writing so signed shall be binding upon the corporation without any further authorization or formality. The Board of Directors is authorized from time to time by resolution to appoint any officer or officers or any other person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The seal of the Corporation may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by an officer or officers, person or persons appointed as aforesaid by resolution of the Board of Directors.

SHARES AND TRANSFERS

5.                                       Shares in the Corporation’s authorized capital may from time to time be allotted and issued, and options to purchase shares may be granted, by resolution of the Board of Directors on such terms and conditions and to such persons or class of persons as the Board of Directors may determine.

6.                                       Security certificates (and the transfer form on the reverse side thereof) shall, subject to compliance with the Act, be in such form as the Board of Directors may from time to time by resolution approve and such certificates shall be signed by any two officers of the Corporation (or in the event there is only one officer of the Corporation it may be signed by only one) holding office at the time of signing notwithstanding any change in the persons holding such offices at the time of actual signing and the issuance of any certificate, any such certificate so signed shall be valid and binding upon the Corporation.

7.                                       A transfer of a security issued by the Corporation shall be recorded or registered in accordance with the Act and no transfer shall be recorded or registered unless or until the certificate representing the security to be transferred has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such security, unless or until duly executed security transfer power in respect thereof has been presented for registration.

8.                                       If a security certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the directors think fit.

9.                                       The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

SHAREHOLDERS’ MEETINGS

10.                                 The Chairman of the Board, if any, or the President, or the directors by resolution may, and the Secretary shall upon the direction of the foregoing, subject to compliance with the Act, the Articles and these by-laws, at any time call and at any place convene a special meeting of shareholders.

11.                                 Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholders, the duly appointed proxy of any shareholder and any other person entitled to attend the meeting of shareholders in any manner and such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of any shareholder, duly appointed proxy of any shareholder or any person entitled to attend the meeting of shareholders is a waiver of notice of the meeting, except where that person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.                            A quorum for any meeting of shareholders shall be person(s) present and holding or representing by proxy not less than 51% per cent of the total number of issued shares of the Corporation for the time being enjoying voting rights at such meeting. No business shall be transacted at any meeting unless the requisite quorum shall be present at the commencement of such business.

13.                                 The Chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and subject to the Act no notice of the time and place for the holding of the adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and if a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

14.                                 Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxy holder entitled to vote at the meeting, and in case of an equality of votes the Chairman of the meeting shall both on a show of hands and on a ballot have no second or casting vote.

At any meeting, unless a ballot is demanded, a declaration by the Chairman of the meeting that a resolution has been carried or carried unanimously or by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

15.a)                       Votes at meetings of shareholders may be given either personally or by proxy. At every meeting at which he is entitled to vote every shareholder present in person shall have one (1) vote on a show of hands. Upon a ballot on which he is entitled to vote every shareholder present in person or by proxy shall have one (1) vote for every share registered in his name.

b)                                     A resolution signed by all the shareholders of the corporation or their proxy shall be as valid and effectual as if it had been passed at a meeting of the shareholders of the corporation duly called and constituted.

c)                                      The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxy at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of such instruments to be telegraphed, cabled, telexed or sent in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation appointed for the purpose of receiving such particulars and providing that instruments appointing a proxy so lodged may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The Chairman of any meeting of the shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic, telex, cable or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such telegraphic, telex, cable or written communication accepted by the Chairman of the meeting shall be valid and shall be counted.

16.                                 The Chairman, if any, of the Board of Directors or in his absence, the President, or in his absence, any Vice-President, shall preside as Chairman of every meeting of shareholders of the Corporation. If there is no Chairman, or if at any meeting he is not present within thirty (30) minutes after the time appointed for holding the meeting or is unwilling to act as Chairman, the shareholders present shall choose someone of their number to be Chairman.

DIRECTORS

17.                                 There shall be a Board of Directors consisting of not less than 1 or more than 7 directors as determined from time to time by resolution of the directors. The Board of Directors shall manage or supervise the management of the affairs and business of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and which are not by the Act or other statute, the Articles, the by-laws or any special resolution of the Corporation expressly directed or required to be done in some other manner.

Where there is a vacancy or vacancies in the Board of Directors, the remaining directors may exercise all the powers of the Board so long as a quorum of the Board remains in office.

18.                                 A director’s term of office shall be from the date of the meeting at which he is elected until the annual meeting next following; provided that a retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for his removal. Retiring directors, if qualified, are eligible for re-election.

Whenever at any election of directors of the Corporation the full number of directors is not elected by reason of the disqualification, the refusal to act or failure to consent to act as a director or the death of any nominee or nominees, the directors elected may exercise all powers of the Board so long as the number of directors so elected constitutes a quorum.

19.                                 Meetings of the Board of Directors and of any Committee of the Board of Directors may be held at any place within or outside of Canada. A meeting of the Board of Directors may be convened by the President or any two directors at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of the Board of Directors. Except as otherwise provided by the Act and these by-laws the directors either as a Board or as a committee thereof may convene, adjourn and otherwise regulate their meetings as they think fit.

20.                                 Notice of the time and place of each meeting of the Board shall be given in the manner provided in paragraph 27 hereof to each director, in the case of notice given by personal delivery or by telex, telegram or cable, not less than forty eight (48) hours before the time when the meeting is to be held, and in the case of notice given by mail, not less than ninety six (96) hours before the time when the meeting is to be held; provided that meetings of the Board or of any committee of the Board may be held at any time without formal notice if all the directors are present (including present by way of telephone participation) or if all the absent directors waive notice.

For the first meeting of the Board of Directors to be held immediately following the election of directors at an annual meeting or general meeting of the shareholders or for a meeting of the Board of Directors at which a director is appointed to fill a vacancy in the Board, no notice need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

21.                                 Notice of any meeting of the Board of Directors or of any committee of the Board of Directors or any irregularity in any meeting or in the notice thereof may be waived by any director in any manner, and such waiver may be validly given either before or after the meeting to which such waiver relates.

22.                                 Any meeting of the Board of Directors or of any committee of the Board of Directors may be adjourned from time to time by the Chairman of the meeting, with the consent of the meeting, to an announced time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and if a quorum is present thereat.

The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

23.                                 A quorum at any meeting of the Board of Directors of the Corporation shall consist of a majority of the total number of Directors, or such other number as the directors by resolution from time to time determine.

24.                                 Questions arising at any meeting of directors shall be determined by a majority of votes of the directors present, and in the case of an equality of votes the Chairman shall have a second and casting vote.

25.                                 The Chairman, if any, of the Board of Directors, or in his absence the President, or in his absence, any Vice-President, shall preside as Chairman of every meeting of directors of the Corporation, but if at any meeting the Chairman is not present within thirty (30) minutes after the time appointed for holding same, the directors present may choose one of their number to be the Chairman of the meeting.

25A.                       A resolution-signed by all of the directors entitled to vote on that resolution shall be as valid as if passed at a meeting of the directors or committee of directors and satisfies all the requirements of the Act relating to meetings of directors or committees of directors.

VOTING SECURITIES IN OTHER BODIES CORPORATE

26.                                 All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of shareholders, bondholders, debenture holders or holders of such securities, as the case may be, of such other body corporate in such manner and by such person or persons as the Board of Directors of the Corporation shall from time to time determine by resolution. Any two officers of the corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of-a resolution or other action by the Board of Directors.

NOTICES

27.                                 Any notice (which includes any communication or documents) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, these by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his latest address as shown on the records of the Corporation or if mailed to him at his said address by prepaid ordinary or airmail or if sent to him by telex, telegram or cablegram. A notice so delivered shall be deemed to have been sent when it is delivered personally or to the said address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public matter box; a notice so sent by telex, telegram or cablegram shall be deemed to have been given when dispatched or when delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor, or member of a committee of the Board in accordance with any information believed by him to be reliable.

28.                                 In computing the time when notice must be given under any provision requiring a specified number of hour’s notice of any meeting or other event, the hour of giving the notice and the hour of commencement of the meeting shall be excluded, and in computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded the date of the meeting or other event shall be included.

29.                                 Where notices or other documents required to be given by the Corporation to its shareholders have been mailed to a shareholder at his latest address as shown on the records of the Corporation and where, on three (3) consecutive occasions, notices or other documents have been returned by the post office to the Corporation, the Corporation is not required to mail to the shareholder any further notices or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices and other documents be sent to the shareholder at a specified address.

30.                                 All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice of delivery of such document to all the holders of such shares.

31.                                 Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or other document in respect of such shares which prior to his name and address being entered on the records of the Corporation shall have been duly given to the person or persons from whom he derives his title to such shares.

32.                                 Any notice or other document given by post shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholders (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such services shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors, or administrators and all persons (if any), interested with him in such shares.

33.                                 The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

34.                                 A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

35.                                 A special general meeting and the annual general meeting of shareholders of the Corporation may be convened by one and the same notice, and it shall be no objection to the said notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

FISCAL YEAR

36.                                 The fiscal year of the Corporation shall terminate on such day in each year as the Board of Directors may from time to time by resolution determine,

ENACTED by the Board the 30th day of April, 2009.

/s/ Lloyd Klassen
President

CONFIRMED by the shareholders in accordance with the Act the 30th day of April, 2009.

/s/ Lloyd Klassen
President

BY-LAW NO. 2

A BY-LAW RESPECTING THE BORROWING OF MONEY
BY THE CORPORATION

BE IT ENACTED AND IT IS HEREBY ENACTED AS a by-law of BRIDGE CREEK TRUCKING LTD. (hereinafter called the “Corporation”) as follows:

1. That in addition to the borrowing powers which the Directors of the Corporation shall be entitled to exercise as set forth in Section 183 of The Business Corporations Act, R.S.S. 1978 c. B-10, the Directors shall also be empowered to take such action on behalf of the Corporation for the purpose of lending money to any person or corporation, to raise and assist in raising money for, and to aid by way of bonus, loan, promise, endorsement, guarantee, guarantee of bonds, debentures or other securities, and to guarantee the performance of contracts by any such. person or corporation, and for that purpose to negotiate for, prepare, execute and deliver such documents and writings as the Directors may in their discretion consider necessary or advisable.

ENACTED by the Board the 30th day of April, 2009.

/s/ Lloyd Klassen
PRESIDENT

CONFIRMED by the shareholders in accordance with the Act the 30th day of April, 2009.

/s/ Lloyd Klassen
PRESIDENT